UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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NANOSPHERE, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 25, 2010
PROXY STATEMENT
PURPOSE OF THE MEETING
INFORMATION ABOUT THE ANNUAL MEETING
VOTING RIGHTS OF COMMON STOCKHOLDERS
PROPOSAL 1
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NANOSPHERE, INC.
4088 Commercial Avenue
Northbrook, Illinois 60062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2010

To the Stockholders of Nanosphere, Inc.:

The board of directors cordially invites you to attend our annual meeting of stockholders on May 25, 2010, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”) at The Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015 for the following purposes:

•	Proposal No. 1 — to elect eight directors to serve until our next annual meeting of stockholders in 2011 and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•	Proposal No. 2 — to ratify the audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 7, 2010 will be entitled to notice of the Annual Meeting and to vote on any matters which come before the meeting or any adjournment or postponement thereof. If you wish to attend the Annual Meeting in person, please bring with you the admission ticket attached to the proxy card or other proof of your share ownership as of the record date (examples of acceptable evidence of share ownership are described in the attached proxy statement). Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is counted, you are urged to vote by proxy via mail, telephone or the internet as described on the enclosed proxy card. Proxies or voting cards delivered to you by or for brokers or fiduciaries should be returned as requested by them. Prompt return of proxies will save the expense involved in further communication. Voting by mail, telephone or internet will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. Your proxy is revocable at any time prior to its use.

By order of the Board of Directors,

/s/  J. Roger Moody, Jr.
J. Roger Moody, Jr.
Secretary, Nanosphere, Inc.

April 20, 2010
Northbrook, Illinois

NANOSPHERE, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held MAY 25, 2010

The board of directors of Nanosphere, Inc., a Delaware corporation (“Nanosphere,” “we,” “us,” “our” or the “Company”), hereby solicits your proxy for use at the 2010 annual meeting of stockholders to be held on May 25, 2010, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”) at The Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, notice and proxy card are first being mailed to stockholders of record as of April 7, 2010 on or about April 20, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 25, 2010: This Proxy Statement and the Company’s 2009 Annual Report to Stockholders are available online at http://ir.nanosphere.us/phoenix.zhtml?c=214748&p=irol-irhome.

If you complete your proxy by mail, telephone or internet, you appoint William P. Moffitt, III and J. Roger Moody, Jr., or either of them, as your lawful attorneys-in-fact and your proxies at the Annual Meeting, with full power of substitution. Your proxies will vote your shares as you instruct. If you sign and return your proxy, but fail to instruct how to vote your shares, Mr. Moffitt or Mr. Moody will vote your shares in favor of the slate of directors nominated by the board and “for” the proposals set forth on the proxy card. This way your shares will be voted whether or not you attend. We recommend that you vote by proxy in advance of the Annual Meeting even if you plan to attend just in case your plans change and you are unable to attend. If you are the beneficial owner of your shares that are held in street name, you must provide your broker with a properly executed proxy card and voting instructions in order for your shares to be voted in connection with Proposal No. 1.

The board does not know of any matters to be presented at the Annual Meeting other than those listed on the notice and described in this proxy statement. If a matter comes up for vote that is not covered by your proxy, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.

The board encourages you to attend the Annual Meeting in person. No matter what method you use to vote, if you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by (i) giving written notice of revocation to the Secretary of Nanosphere; (ii) if you voted by telephone or internet, by submitting a new vote by telephone or internet (your latest telephone or internet vote is counted); (iii) submitting a signed proxy bearing a date later than the date of the prior proxy; or (iv) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

Our principal executive offices are located at 4088 Commercial Avenue, Northbrook, Illinois 60062, and our telephone number is (847) 400-9000.

PURPOSE OF THE MEETING

At our Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

•	Proposal No. 1 — to elect eight directors to serve until our next annual meeting of stockholders in 2011 and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death;

•	Proposal No. 2 — to ratify the audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

The record date for the Annual Meeting is April 7, 2010. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. For more information, see the description of shares eligible to vote under the heading “Voting Rights of Common Stockholders” below.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares in street name for you, you are considered the “beneficial owner” of the shares. If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

What if I do not give my bank or brokerage firm voting instructions for my shares held in “street name”?

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” For purposes of this annual meeting, the Company has determined that the appointment of its independent auditors (Proposal 2) is a routine matter. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Beginning in 2010, the election of directors in an uncontested election is deemed to be a non-routine matter. Accordingly, if you hold your shares in street name, in order for your shares to be voted for the election of directors at the Annual Meeting (Proposal No. 1), you must provide voting instructions to your broker in accordance with the voting instruction card that you will receive from your broker.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the Annual Meeting. If you are not a record holder, however, you may not attend the meeting or vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares. See “Who can attend the meeting?” below.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted at the Annual Meeting. At any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present or represented at the Annual Meeting, then the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If a quorum initially is present at the Annual Meeting, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice may be given.

How do I vote if I am a registered stockholder?

1. You may vote by mail.  If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the annual meeting in accordance with your instructions.

2. You may vote in person at the meeting.  If you are a registered stockholder and attend the meeting (please remember to bring your admission ticket or other acceptable evidence of stock ownership as of the record date), you may deliver your completed proxy card in person.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Nanosphere. Your bank or broker may permit you to vote your shares electronically by telephone or on the internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that Nanosphere is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Who can attend the meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, you must detach and bring with you the stub portion of your proxy card, which is marked “Admission Ticket.” You must also bring a valid government-issued photo identification, such as a driver’s license or a passport.

If your shares are held in street name and you wish to attend the meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from your broker or bank. In addition, you must bring valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted or, if admitted, will be required to leave.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote any time before your vote is cast at the meeting:

•	by submitting another properly completed proxy card with a later date;

•	by changing your vote submitted by telephone or on the internet (your latest telephone or Internet vote is counted); or

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Nanosphere prior to or at the meeting. If notice is to be given prior to the meeting, please send it to: Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Our transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the board of directors recommend that I vote on the proposals?

The board recommends that you vote “FOR” each proposal in this proxy statement.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the eight nominees to the board of directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Will any other business be conducted at the meeting?

We are not aware of any other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his best judgment if you so authorize.

How many votes are required to elect the director nominees (Proposal 1)?

At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect each such director standing for election. This means that the eight nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to approve the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm (Proposal 2)?

Proposal 2 requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter to approve the ratification of the appointment of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm.

How will abstentions and broker non-votes be treated?

Shares voting “abstain” have no effect on the election of directors (Proposal 1). For the proposal to ratify the independent registered public accounting firm (Proposal 2) abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote.

VOTING RIGHTS OF COMMON STOCKHOLDERS

The board has fixed the close of business on April 7, 2010 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of our common stock, $0.01 par value (the “Common Stock”) at the close of business on the record date will be entitled to vote together as a single class on all matters that come before the Annual Meeting. At the close of business on the record date, there were issued and outstanding 28,425,871 shares of Common Stock (representing 28,425,871 votes), each of which is entitled to vote at the Annual Meeting.

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock, as a single class, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Information about the Nominees

Your vote is requested in favor of eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or their earlier resignation, removal, disqualification or death. The board, pursuant to the recommendation of the Company’s corporate governance and nominating committee, has selected the eight persons listed below as nominees. Each of the nominees is currently a director of Nanosphere. The table below sets forth the names and principal occupation of each of the nominees. A summary of the background and experience of each of these individuals is set forth after the table.

Name	Age	Current Occupation

Mark Slezak	51	Chairman of the Board
William P. Moffitt, III	63	President, Chief Executive Officer, Director
Jeffrey R. Crisan	36	Director
André de Bruin	63	Director
Chad A. Mirkin, Ph.D.	46	Director
James J. Nahirny	43	Director
Lorin J. Randall	66	Director
Sheli Z. Rosenberg	68	Director

Mark Slezak.  Mr. Slezak has served as Chairman of our board of directors since 2000. Mr. Slezak is the chief executive officer and member of the board of directors of Lurie Investments, Inc. As such, Mr. Slezak oversees financial activities as (i) a trustee of AOQ Trust, (ii) a managing member of Eagle Capital Management, LLC, which is the managing member of Alfa-Tech, LLC, (iii) the investment manager of LFT Partnership, (iv) vice president and a director of the Ann and Robert H. Lurie Foundation, and (v) the managing member of WASK Investments, LLC. Lurie Investments, Inc. and Eagle Capital Management, LLC are both managing members of Lurie Investment Fund, LLC. These entities are deemed to be affiliates of the Company. He is chairman of the board at NanoInk and a member of the board of directors at Ardesta, LLC, Joint Juice, Inc. and numerous other private companies and foundations. Since 1979, Mr. Slezak has held various accounting and financial positions with Arthur Rubloff & Company and Equity Group Investments, Inc. From 1989 to 1996, Mr. Slezak held the position of senior vice president and treasurer of Equity Group Investments, Inc., for which he has been a member of the board of directors since 1997. Mr. Slezak is also a managing member of several investment funds investing in venture and public markets. He holds a B.S./B.A. degree from Roosevelt University in Chicago, Illinois. Based on Mr. Slezak’s familiarity with the Company as a long-standing member of its Board of Directors and his vast investment, operations, financial and governance experience with emerging and public companies, the Corporate Governance and Nominating Committee of the

Board of Directors concluded that Mr. Slezak has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

William P. Moffitt, III.  Mr. Moffitt became President and Chief Executive Officer of Nanosphere in 2004, and serves on the board of directors. Mr. Moffitt has over 30 years of experience in the diagnostics and medical device industry, and has spent the last 20 years developing novel technologies into products and solutions that have helped shape the industry. Prior to joining Nanosphere, he served as president and chief executive officer of i-STAT Corporation, a developer, manufacturer and marketer of diagnostic products in the point-of-care blood analysis market. Mr. Moffitt led i-STAT from its early stage to commercialization and its initial public offering in 1992 to its acquisition by Abbott Laboratories in 2003. Prior to i-STAT, Mr. Moffitt held increasingly responsible executive positions from 1973 through 1989 with Baxter Healthcare Corporation, a manufacturer and distributor of healthcare products, and American Hospital Supply Corporation, a diversified manufacturer and distributor of healthcare products, which Baxter acquired in 1985. Mr. Moffitt earned a B.S. in zoology from Duke University. Based on Mr. Moffitt’s extensive industry experience and proven track record in leading the growth of diagnostics companies from development stage through market leadership, as well as the Company-specific knowledge and strategic perspective possessed by Mr. Moffitt as its Chief Executive Officer, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. Moffitt has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Jeffrey R. Crisan.  Mr. Crisan has served as a member of our board of directors since 2006. Mr. Crisan is a managing director of Bain Capital Venture Partners, LLC, and Bain Capital Venture Investors, LLC, which is a general partner of Bain Capital Venture Partners 2005, L.P., which is the general partner of Bain Capital Ventures Fund 2005, L.P. Mr. Crisan is also a general partner of BCIP Associates III and BCIP Associates III-B, which are the managers and sole members of BCIP Associates III, LLC and BCIP Associates III-B, LLC, respectively, and where he leads investment advisory services. These entities may be deemed to be affiliates of the Company. Prior to joining Bain Capital Ventures, Mr. Crisan worked at Bain Partners, LLC, the private equity affiliate of Bain Capital, focusing primarily on technology and healthcare investments, including software, semiconductors, telecommunications, business services and healthcare services. Prior to Bain Capital, Mr. Crisan was a consultant with Bain & Company. Mr. Crisan also serves as a member of the board of directors of the Princeton Review, Inc. Mr. Crisan received an M.B.A. with Distinction from Harvard Business School and an B.A., magna cum laude, Phi Beta Kappa in Mathematics and Government from Dartmouth College. Based on Mr. Crisan’s extensive investing and consulting experience and the breadth and depth of his perspective on strategic planning and value creation, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. Crisan has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

André de Bruin.  Mr. de Bruin has served as member of our board of directors since 2005. Mr. de Bruin has more than 35 years of global healthcare industry experience spanning the bio-pharmaceutical, medical device and diagnostics markets. Mr. de Bruin is the founder and chief executive officer of DuraPorts Inc., a manufacturer of steel and fabric structures. He also serves on the board of Directors of NxThera Inc., a medical device company based in St. Paul, MN. Prior to his retirement in 2004 as executive chairman of Quidel Corporation’s board of directors, Mr. de Bruin served as the company’s chief executive officer from 1998 until 2001. He was president and chief executive officer of Somatogen and was elected chairman in 1996. Prior to joining Somatogen, Mr. de Bruin was chairman, president and chief executive officer of Boehringer Mannheim Corporation, a global healthcare concern subsequently acquired by Hoffman-La Roche. Past experience includes advisory services for Ferrer, Freeman and Company, LLC and various boards of directors. Mr. de Bruin graduated from the University of Potchefstroom in South Africa, where he earned a B.S. in finance, economics and business. Based on Mr. de Bruin’s extensive experience in the medical device and diagnostics industry as both a director and executive officer, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. de Bruin has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Chad A. Mirkin, Ph.D.  Dr. Mirkin, one of our co-founders, has served as a member of our board of directors since 2000. Dr. Mirkin is a scientist and pioneer in the development of ultra-high sensitivity and selectivity assays based upon nanostructures. He is currently the director of the Northwestern University International Institute for Nanotechnology and the George B. Rathmann Professor of Chemistry, Professor of Medicine, and Professor of Materials Science and Engineering. Dr. Mirkin received his undergraduate training at Dickinson College (B.S., 1986) and his graduate training at the Pennsylvania State University, where he completed his Ph.D. in chemistry in 1989. That same year, he moved to MIT as a National Science Foundation Postdoctoral Fellow. Dr. Mirkin joined the faculty at Northwestern University in 1991. He has won over 50 national and international awards for his research, including the ACS Nobel Signature Award, the NIH Director’s Pioneer Award, the Feynman Prize, the Leo Hendrik Baekeland Award, the ACS Award in Pure Chemistry, the Sackler Prize, the Materials Research Society’s Outstanding Young Investigator Award, the E. Bright Wilson Prize, and an A. P. Sloan Foundation Fellowship. He is a member of the National Academy of Engineering. Based on Dr. Mirkin’s familiarity with the Company as a long-standing member of its Board of Directors and his significant scientific knowledge and expertise in molecular diagnostics and especially in the application of nanotechnology to the development of medical diagnostic products, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Dr. Mirkin has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

James J. Nahirny.  Mr. Nahirny has served as a member of our board since 2006. Mr. Nahirny is a managing director of Bain Capital Venture Partners, LLC and Bain Capital Venture Investors, LLC, which is a general partner of Bain Capital Venture Partners 2005, L.P., which is the general partner of Bain Capital Venture Fund 2005, L.P. Mr. Nahirny is a general partner of BCIP Associates III, which is the manager and sole member of BCIP Associates III, LLC, where he leads investment advisory services. These entities may be deemed to be affiliates of the Company. Prior to Bain Capital Ventures, Mr. Nahirny was a partner at McKinsey & Company, the global management consulting firm, where he worked with the senior management and boards of his clients on a broad range of strategic and operational issues. Before joining McKinsey, Mr. Nahirny was in the mergers and acquisitions group at the investment bank First Boston. Mr. Nahirny received an M.B.A. with High Distinction from Harvard Business School, where he was named a Baker Scholar, and a B.A. magna cum laude from Yale University. Based on Mr. Nahirny’s extensive investing, banking and consulting experience and his proven abilities to provide the board with valuable insight on corporate strategy, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. Nahirny has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Lorin J. Randall.  Mr. Randall has served as a member of our board of directors and the chairman of the audit committee since 2008. Mr. Randall is a financial consultant and also serves on the boards of the following healthcare companies: Tengion, Inc., Athersys, Inc. and Acorda Therapeutics, Inc. Mr. Randall previously served as senior vice president-chief financial officer of Eximias Pharmaceutical Corporation, a development stage provider of oncology therapeutics. Mr. Randall held the same position at i-STAT Corporation, a manufacturer of medical diagnostic devices, which was acquired by Abbott Laboratories in 2004. His career also includes senior management positions at CFM Technologies, a semiconductor manufacturing equipment company; Greenwich Pharmaceutical Corporation, a development stage provider of immune system disease therapeutics; and Surgilase, a provider of surgical lasers to hospitals and clinics. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. Based on Mr. Randall’s background as a financial consultant, executive and director at diagnostic and other healthcare companies, as well as his expertise in finance, accounting, internal controls and enterprise risk, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Mr. Randall has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Sheli Z. Rosenberg.  Ms. Rosenberg has served as a member of our board of directors since 2002. Ms. Rosenberg is the retired chief executive officer, president and vice chairwoman of Equity Group Investments, Inc. She joined Equity Group Investments, Inc. in 1980 as General Counsel. She sits on the boards of four New York Stock Exchange corporations: CVS/Caremark Corporation, Equity LifeStyle Properties, Inc., Equity Residential Properties Trust and Ventas, Inc. Based on Ms. Rosenberg’s familiarity with the Company as along-standing member of its Board of Directors and her extensive board and operating experience with public companies with expertise in best practices in corporate governance, the Corporate Governance and Nominating Committee of the Board of Directors concluded that Ms. Rosenberg has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors.

Each of the above nominees has indicated a willingness to serve. Should any nominee become unavailable prior to the Annual Meeting, your proxy will vote your shares for the person or persons recommended by the board to the extent you authorize. If you sign and return your proxy (whether by mail, telephone or internet) your shares will be voted for the director slate nominated by the board except to the extent that you withhold authority for any nominee(s). The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required to elect the seven nominees as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT
YOU VOTE IN FAVOR OF THE ABOVE NOMINEES FOR
THE BOARD OF DIRECTORS.

Board of Directors; Committees

During the fiscal year ended December 31, 2009 (“Fiscal Year 2009”), the board of directors held a total of six in-person or telephonic board meetings and took action by unanimous written consent on one occasion. All of our directors have agreed to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal, disqualification or death. There are no arrangements between any director or executive officer and any other person pursuant to which the director or officer is to be selected as such. There is no family relationship between the directors, executive officers or persons nominated or appointed by the board to become directors or executive officers. Directors Mark Slezak, Jeffrey R. Crisan, André de Bruin, James J. Nahirny, Lorin J. Randall and Sheli Z. Rosenberg are “independent” in accordance with the rules of the NASDAQ Global Market.

Each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which he or she served for Fiscal Year 2009, except for Chad Mirkin who attended 67% of the aggregate of the total number of such meetings.

The board of directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The function, composition, and number of meetings of each of these committees are described below.

Audit Committee

André de Bruin, Lorin J. Randall and Sheli Z. Rosenberg currently serve on our Audit Committee. Mr. Randall is the chairman of our Audit Committee. The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosure;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of confidential, anonymous submissions by our employees regarding questionable accounting, internal control, financial disclosure or auditing related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Our board of directors has determined that Mr. Randall qualifies as an “audit committee financial expert” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of the NASDAQ Global Market. The board has determined that each of Mr. de Bruin, Mr. Randall and Ms. Rosenberg is “independent” pursuant to Rule 10A-3 of the Exchange Act. We believe that the composition of our Audit Committee meets the requirements for independence and financial sophistication under the current requirements of the NASDAQ Global Market and SEC rules and regulations. The Audit Committee held a total of five meetings and took no actions by written unanimous consent, during Fiscal Year 2009. Our Audit Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter will be posted to the website promptly upon adoption by the Audit Committee.

Compensation Committee

Mark Slezak, André de Bruin and James J. Nahirny currently serve on the Compensation Committee. Mr. Slezak is the chairman of our Compensation Committee. We believe that the composition of our Compensation Committee meets the requirements for independence under the current requirements of the NASDAQ Global Market, the requirements for non-employee directors under the Exchange Act, and the requirements for outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and reviewing and recommending the compensation of our chief executive officer to the board;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The Compensation Committee held a total of four meetings and took no actions by written consent, during Fiscal Year 2009. Our Compensation Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter will be posted to the website promptly upon adoption by the Compensation Committee.

Corporate Governance and Nominating Committee

Sheli Z. Rosenberg, Mark Slezak and James J. Nahirny serve on the Corporate Governance and Nominating Committee. Ms. Rosenberg is the chairman of our Corporate Governance and Nominating Committee. We believe that the composition of our Corporate Governance and Nominating Committee meets the requirements for independence under the current requirements of the NASDAQ Global Market. The Corporate Governance and Nominating Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

The Corporate Governance and Nominating Committee will consider recommendations for director candidates submitted in good faith by stockholders. A stockholder recommending an individual for consideration by the Corporate Governance and Nominating Committee must provide (i) evidence of ownership of shares of the Company’s Common Stock, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) and (iv) all information regarding the candidate(s) that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. In order for a stockholder’s nomination of a candidate for nomination as a director to be valid, under the Company’s amended and restated by-laws notice of such nomination must be received by the Corporate Governance and Nominating Committee no more than 120 days and no less than 90 days prior to the one year anniversary of the previous year’s annual meeting date.

The Corporate Governance and Nominating Committee evaluates all candidates for nomination, whether identified by the committee or proposed by a stockholder, by considering a number of criteria, which include the candidate’s reputation, integrity, business acumen, diligence, experience, age, potential conflicts of interest, the ability to act in the interests of all stockholders, and the perceived need of the board of directors. Although the Corporate Governance and Nominating Committee does not have a formal diversity policy, it endeavors to comprise the board of directors of members with a broad mix of professional and personal backgrounds. Thus, the Corporate Governance and Nominating Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Corporate Governance and Nominating Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current board of directors. When evaluating a nominee’s overall qualifications, the Corporate Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees.

In Fiscal Year 2009, the Corporate Governance and Nominating Committee acted to approve the slate of nominees for election to the Board of Directors at the Company’s annual meeting of stockholder on June 16, 2009 during a meeting of the full Board of Directors but did not conduct any other meetings or take any action by written consent in Fiscal Year 2009. Our Corporate Governance and Nominating Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter will be posted to the website promptly upon adoption by the Corporate Governance and Nominating Committee.

Corporate Governance

Code of Business Conduct and Ethics

Our code of business conduct and ethics can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to or waivers from our code of business conduct and ethics shall be posted to the website promptly and, in accordance with the listing requirements of the NASDAQ Global Market, shall be disclosed in a Current Report on Form 8-K filed with the SEC within four business days of any such amendment or waiver.

Communications with the Board of Directors

The board has provided a procedure for shareholders or other persons to send written communications to the board, a board committee or any of the directors, including complaints to the Audit Committee regarding accounting, internal accounting controls, or auditing matters. Shareholders may send written communications to the board, the appropriate committee or any of the directors by certified mail only, c/o J. Roger Moody, Jr., Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062. All such written communications will be compiled by the chief financial officer and submitted to the board, a committee of the board or the individual directors, as appropriate, within a reasonable period of time. These communications will be retained with Nanosphere’s corporate records.

Director Attendance at Annual Meeting of Shareholders

We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. All of our directors attended our 2009 annual meeting of stockholders on June 16, 2009. We make every effort to schedule our annual meeting of shareholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.

Board Leadership Structure

Currently, the Company has separated the roles of Chief Executive Officer and Chairman of the Board. The Company believes that at this time the separation of these roles permits the Chairman of the Board to focus on oversight of the Company’s long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day to day performance of the other executive officers in executing the Company’s business plan. Executive Sessions of the board of directors consisting only of non-management directors are held periodically as determined by the non-management directors. Such Executive Sessions typically occur immediately following regularly scheduled meetings of the board of directors, and may occur at any other time and place as the non-management directors may determine.

Pursuant to authority vested in the Audit Committee of the board of directors pursuant to its charter, the Audit Committee is responsible for overseeing the Company’s financial risk exposure and the Company’s risk assessment and risk management policies and procedures. The Audit Committee discharges its risk oversight responsibilities as part of its quarterly reviews of the Company’s quarterly and annual financial statements by discussing with management, the Company’s independent auditors and outside legal counsel the Company’s risk profile, its financial risk exposure and its risk mitigation policies and procedures. In addition, the Compensation Committee has assessed the Company’s compensation programs as described under “Compensation Risk Assessment” in this Proxy Statement. The Company does not believe that the performance of these oversight functions by these committees has any effect on the leadership structure of the board of directors.

Policies and Procedures for Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our Audit Committee any such related party transaction for approval prior to its completion. In approving or rejecting a proposed related party transaction, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction and the impact on a director’s independence. Our Audit Committee shall approve only those related party transactions that, in the light of known circumstances, are consistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. A related party transaction includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee on an ongoing basis to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

Compensation Risk Assessment

In setting compensation, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of its goals that may be inherent in its compensation programs. The Compensation Committee conducted a risk assessment of the Company’s compensation programs, including its executive compensation programs. The Compensation Committee reviewed and discussed its assessment with management and outside legal counsel and concluded that the Company’s compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and do not incent employees to take unnecessary or excessive risks. Although a portion of our executives’ and employees’ compensation is performance-based and “at risk,” we believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

Information about Executive Officers and Key Employees

The table below sets forth the names and ages of our executive officers and key employees, as well as the positions and offices held by such persons as of March 15, 2010. A summary of the background and experience of each of these individuals is set forth after the table. For biographical information for William P. Moffitt, III, please see “Information about the Nominees” above.

Name	Age	Position with Nanosphere

William P. Moffitt, III	63	President and Chief Executive Officer
J. Roger Moody, Jr.	42	Chief Financial Officer, Vice President of Finance & Administration, Treasurer and Secretary
Winton G. Gibbons	47	Senior Vice President, Business Development
Michael K. McGarrity	47	Chief Marketing Officer, Vice President, Sales and Marketing
Timothy J. Patno	44	Vice President, Technology

J. Roger Moody, Jr.  Mr. Moody joined Nanosphere in 2007 as Chief Financial Officer and Vice President of Finance & Administration. He also serves as the Company’s Treasurer and Secretary. Mr. Moody has more than 19 years of experience in leading finance, corporate development and operations for high growth healthcare and technology companies. Previously, Mr. Moody spent six years at Medsn, a medical education company where he began as chief financial officer and was promoted to chief operating officer where he led Medsn’s United States and off-shore operations. Mr. Moody also served as chief financial officer and led corporate development for two private venture backed companies sold to strategic partners. Additionally, Mr. Moody provided mergers and acquisition and strategic advisory services to technology and healthcare companies for Volpe Brown Whelan & Company. Mr. Moody began his career at IBM. Mr. Moody received his B.S. from Syracuse University and his M.B.A. from the University of Chicago, Graduate School of Business.

Winton G. Gibbons.  Mr. Gibbons joined us in 2007 as Senior Vice President, Business Development. From 2005 to 2007, he was senior vice president for strategic and global product marketing at Biosite (now Inverness Medical). For the period of 1997 through 2005, he was a sell-side equity analyst for the investment firm of William Blair & Company, LLC, covering diagnostic, life science and biotechnology companies, and during which he became a principal, as well as group head for healthcare. Prior to that position, from 1994 to 1997, Mr. Gibbons was vice president of strategy and business development for the Patient Care Division of Boehringer Mannheim Diagnostics (now Roche Diagnostics). He has also been a director of management services at Merck & Co., a consultant and manager at McKinsey & Company, and held marketing and sales positions at Conoco Chemicals, where he began his career. Mr. Gibbons holds an M.B.A. in Finance and Business Policy from the University of Chicago, Graduate School of Business and a B.S. degree in Chemistry from Duke University.

Michael K. McGarrity.  Mr. McGarrity joined Nanosphere in 2005 as Chief Marketing Officer. Mr. McGarrity, who has more than 18 years of sales and marketing experience in the medical device industry,

joined Nanosphere after 13 years with Stryker Corporation. At Stryker, he served in leadership roles in marketing and strategic development, most recently as vice president of marketing for Stryker Instruments, where he also had executive general management responsibility for a newly created business focused on interventional pain management. Mr. McGarrity is a graduate of the University of Notre Dame and began his career in commercial banking in Chicago.

Timothy J. Patno.  Mr. Patno has been at Nanosphere since 2001. Mr. Patno led the development efforts of the Verigene Systems and the Verigene genomic assays. Additionally, he led the design efforts for the consumable manufacturing operations and has operationally led the microarray and consumable manufacturing teams since 2008. In 2009 he became responsible for Nanosphere’s other manufacturing operations. Prior to joining Nanosphere, Mr. Patno spent 9 years leading the System Engineering Groups for Baxter Fenwal’s Amicus® (blood cell) Separator. He was part of this team from product conception through a successful global market launch with annual global product sales of approximately $115M in 2001. From 1988 to 1992, Mr. Patno learned System Engineering and system integration skills working at Hughes Aircraft Company’s Space & Communications Group working on the HS601 spacecraft bus and the UHF F/O satellite system. Mr. Patno has degrees in General Engineering, BS, from the University of Illinois — Urbana/Champaign and Electrical Engineering, MS, from the University of Southern California. Mr. Patno was a Hughes Fellow at USC and an Evans Scholar at the University of Illinois.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the board of directors is responsible for establishing and implementing our compensation philosophy, as detailed below. The Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation. The committee ensures that the total compensation paid to the executive management is fair, reasonable, competitive, and includes incentives that are designed to appropriately drive corporate performance.

The Compensation Committee reviews and approves the annual compensation for our executive officers, other than our chief executive officer, for which the Compensation Committee reviews and recommends the annual compensation for the approval of the board of directors. The Compensation Committee may retain the services of an independent compensation consultant or research firm and considers recommendations from the chief executive officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers, but did not do so in 2009.

Overview of Compensation Philosophy and Objectives

The compensation of our executive officers is based in part on the terms of the employment agreements that we entered into with each of our named executive officers. In addition, our “pay-for-performance” philosophy on both an individual and corporate level is among the fundamental tenets of our executive compensation program. We have adopted an approach to compensation comprised of a mix of short-term and long-term components that are designed to provide proper incentives and to reward our senior management team.

Our intent regarding the compensation of our executive officers is to provide salary levels and compensation incentives that:

•	are competitive within the life sciences industry;

•	attract and retain talented and experienced executives;

•	motivate our executives to manage our business to meet our short-term and long-term business objectives;

•	align the interests of our executives and stockholders by motivating the executives to increase stockholder value; and

•	tie executive compensation to the achievement of certain short-term and long-term individual and corporate objectives.

Compensation Policies and Procedures

Our Compensation Committee is responsible for administering our compensation practices. Our Compensation Committee was appointed by our board of directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code, and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee members are Mark Slezak, André de Bruin and James J. Nahirny, with Mr. Slezak as our Compensation Committee chairperson. Our Compensation Committee holds meetings as necessary throughout the year.

Within the context of the overall objectives of our executive compensation philosophy, the compensation committee determines the specific types and amounts of compensation to be paid to each of our named executive officers based on a number of factors including:

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	compensation levels of executive officers at peer companies in the life sciences industry; and

•	our executives’ historical compensation at the Company.

In determining the appropriate amounts and mix of various types of compensation for the named executive officers, the Compensation Committee considers the competitiveness of the Company’s overall compensation arrangements. In connection with the Company’s initial public offering in 2007, the Compensation Committee considered the executive compensation practices at 28 peer companies in the life sciences industry and concluded that the compensation of the Company’s named executive officers was appropriately near the 50th percentile of compensation paid to the named executive officers of these peer companies as a function of both total compensation paid and the allocation among the various components of compensation paid. The Compensation Committee has adjusted the compensation of the named executive officers each year based on the committee’s assessment of current market conditions and Company and individual performance but has not formally evaluated peer company compensation data subsequent to the Company’s initial public offering. The Compensation Committee retains complete discretion with respect to the types and amounts of compensation awards each year.

When discussing performance evaluations and setting new compensation levels, the Compensation Committee reviews and considers recommendations from Mr. Moffitt, our chief executive officer, regarding the compensation for executive officers and the senior management team, other than for himself. In its sole discretion, the Compensation Committee may accept or reject, in whole or in part, the recommendations of Mr. Moffitt. For 2009, the Compensation Committee accepted all of Mr. Moffitt’s compensation recommendations with respect to the other four named executive officers. For 2009, the Compensation Committee evaluated executive officer compensation levels by considering Company and individual performance and the recommendations of Mr. Moffitt. Mr. Moffitt does not participate in discussing or determining the amount of his own compensation. With the exception of Mr. Moffitt as our chief executive officer, the Compensation Committee has the final authority regarding the overall compensation structure for the executive officers and the senior management team. In the case of Mr. Moffitt, the Compensation Committee evaluates Mr. Moffitt’s performance and recommends compensation levels to the board of directors. In its sole discretion, the board of directors may accept or reject, in whole or in part, the recommendations of the Compensation Committee with respect to Mr. Moffitt’s overall compensation. For 2009, the board of directors reviewed and accepted all of the recommendations of the Compensation Committee.

Elements of Compensation

The compensation of our named executive officers consists primarily of five components:

•	base salary;

•	annual incentive cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection, in the case of some, but not all of our executive officers.

In general, total compensation is geared to be sufficient to attract and retain the best possible human resource talent. In determining the adjustments to the compensation of our executive officers for the fiscal year ended December 31, 2009 and prior periods, we relied on the experience of the members of our compensation committee who serve on the boards of directors and compensation committees for other companies, and we annually take into account the performance evaluations of each executive officer, their contributions toward our success, and our growth and stage of development.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve our pay-for-performance philosophy and our compensation objectives. We discuss each of the principal elements of our executive compensation in detail below.

Annual Cash Compensation

Base Salary

In general the base salaries are designed to provide a consistent base of income and to attract the appropriate level of talent. Our executive base salaries reflect (1) the initial base salaries that we negotiated with each of them at the time of their initial employment or promotion, and (2) our subsequent adjustments to these amounts, which are primarily attributable to annual performance and any changes in our executives’ roles and responsibilities, generally between 2% and 5% each year.

In 2009 and 2010, our increases in the annual rate of the base salaries for our named executive officers were as follows:

	2010	2009

William P. Moffitt, III, President and Chief Executive Officer	$440,274	$427,450
J. Roger Moody, Jr., Chief Financial Officer	$292,275	$283,762
Winton G. Gibbons, Senior Vice President, Business Development	$273,182	$265,225
Michael K. McGarrity, Chief Marketing Officer	$286,974	$278,615
Timothy J. Patno, Vice President, Technology	$247,200	$196,137

The base salaries of our executive officers are reviewed annually. We may also increase the base salary of an executive officer at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among our executive officers.

Annual Incentive Compensation

Annual incentive awards are designed to reward near-term operating performance and the achievement of milestones critical to our success in both the near and the long-term. Consistent with our emphasis on pay-for-performance, we have adopted a management incentive bonus program. Executive officers will have an opportunity to earn bonuses based on the attainment of both Company-wide and individual performance goals. The target bonuses and our establishment of business goals for the Company and each executive officer reinforces three of our compensation goals — namely, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals.

Since inception of our management incentive bonus program in 2003, our employment offer letters to the executive officers provide for participation in this incentive program and establish the target bonus amounts which are initially set in the employment offer letters but are subject to adjustment by the Compensation Committee in the case of the chief executive officer. The target bonuses merely reflect an opportunity to receive the specified award, conditioned upon satisfaction of the performance targets, but are not guarantees for their payout. Under our management incentive bonus program, we may pay less than the target bonus in the event the performance goals are only partially achieved. The ultimate payout is determined by the Compensation Committee after reviewing achievement of the Company’s and each executive officer’s (other than our chief executive officer’s) performance targets as well as our chief executive officer’s recommendations with respect to the other four named executive officers. In the case of our chief executive officer’s bonus, the ultimate payout is determined by the board of directors after reviewing the recommendation of the Compensation Committee.

The board of directors determines the target bonus amount for our chief executive officer after reviewing the recommendation of the Compensation Committee, and the Compensation Committee determines the target bonus amounts for other named executive officers, either from year to year or during a given year, as further incentives to motivate our executives to meet our business objectives. For 2009, the board of directors reviewed and accepted the recommendation of the Compensation Committee and set Mr. Moffitt’s target bonus opportunity at 60% of base salary. For 2009, the Compensation Committee reviewed and accepted Mr. Moffitt’s recommendations with respect to the other four named executive officers and set all other named executive officers’ 2009 target bonus opportunity at 35% of base salary, excluding Mr. Patno who was not a named executive officer at the time his target bonus opportunity for 2009 was fixed. The target bonuses are reflective of our increasing emphasis on performance-based compensation. This approach to compensation is consistent with our overall pay-for-performance philosophy.

With respect to the performance targets, our chief executive officer, in consultation with the other executive officers, develops corporate and individual level performance targets for the executive officers other than himself, and submits the recommended goals for the approval of the Compensation Committee. In its sole discretion, the Compensation Committee may accept or reject, in whole or in part, the performance targets recommended by our chief executive officer. For 2009, the Compensation Committee reviewed and accepted the corporate and individual performance targets that Mr. Moffitt recommended for the executive officers.

In the case of Mr. Moffitt, the Compensation Committee, in consultation with Mr. Moffitt, develops corporate and individual level performance targets and submits the recommended targets for the approval of the board of directors. In its sole discretion, the board of directors may accept or reject, in whole or in part, the recommendations of the Compensation Committee with respect to the performance targets for Mr. Moffitt. For 2009, the board of directors reviewed and, after discussion with management, accepted the recommended targets.

Many performance targets require the application of subjective judgment. Therefore, their outcomes are substantially uncertain at the time established. The Compensation Committee authorizes bonuses to the executive officers, other than the chief executive officer, in amounts that are commensurate with each executive officer’s target bonus opportunity and the result achieved by the end of the fiscal year. At the close of the performance period, our chief executive officer assesses achievement of the performance targets of the other four named executive officers and the Company, reports his findings to the Compensation Committee, and submits recommendations for bonus payouts for the approval of the Compensation Committee. The Compensation Committee discusses and reviews our chief executive officer’s analysis of the other four named executive officers and in its sole discretion may accept or reject, in whole or in part, the recommendations of Mr. Moffitt with respect to his assessment of the individual performance of the other four named executive officers. For 2009, the Compensation Committee considered the achievement of Company and individual performance targets, as well as Mr. Moffitt’s bonus recommendations for all executive officers (other than himself).

For our chief executive officer, the Compensation Committee retains the right to modify performance targets or apply greater emphasis to some targets over others, in order to more closely align the chief executive officer’s performance with the operation and strategic priorities of the Company, which can change from year to year and even during the course of any given year. At the end of every fiscal year, the Compensation Committee assesses the achievement of the performance targets and reports its findings and bonus recommendations to the board of directors. In its sole discretion, the board of directors may accept or reject, in whole or in part, the bonus recommendations of the Compensation Committee. For 2009, the board of directors reviewed and accepted the Compensation Committee’s bonus recommendations with respect to Mr. Moffitt.

In 2009, the Company performance criteria were as follows:

•	Demonstration of a multiplex infectious disease assay (respiratory virus panel);

•	Demonstration of an ultra-sensitive protein assay (troponin);

•	Commercialization of the Verigene SP (sample-to-result system); and

•	Exceed budgeted year-end cash balance.

In 2009, the individual performance targets, potential awards and actual payouts (which were paid in 2010) were as follows:

		Annual
	Performance Targets	Target	Payout

William P. Moffitt, III, President and Chief Executive Officer	Progress in expansion of diagnostic test menu; submission to FDA for clearance of new diagnostic tests; results in conformance with board-approved operating budget; progress in development and launch of new generation of Verigene System	$256,470	$192,353
J. Roger Moody, Jr., Chief Financial Officer	Implement performance management system; results in conformance with board-approved operating budget; team building	$99,317	$74,488
Winton G. Gibbons, Senior Vice President, Business Development	Explore new opportunities to expand business and test menu; analyze and recommend new product development targets	$92,829	$69,622
Michael K. McGarrity, Chief Marketing Officer	Increase market penetration and customer satisfaction; implement marketing strategies for protein and infectious disease assays; team building	$97,515	$73,136
Timothy J. Patno, Vice President, Technology	Expansion of test menu and new generation of Verigene System; integrate new technologies; develop cost reduction programs; team building	$48,000	$54,000

The Compensation Committee awarded the actual bonuses paid to each executive officer, other than Mr. Moffitt, by applying a comprehensive assessment of Mr. Moffitt’s bonus recommendations which were based on achievement of the Company’s and each named executive officer’s 2009 goals. Although the Compensation Committee did not assign any specific weight to any particular performance target or criteria, the Compensation Committee determined that the Company had made good strategic progress in demonstrating the capabilities of its technology platform and in commencing negotiations with potential corporate partners. The balance sheet was strengthened through prudent cost management and the October 2009 underwritten public offering of common stock that yielded $35.4 million of net proceeds. Although the Compensation Committee and management focused primarily on the above four Company performance criteria, it was of the view that the Company’s operational performance was below expectation with respect to customer placements and revenue earned. Based upon the Compensation Committee’s assessment of all of the Company and individual performance factors, the Compensation Committee determined that the Company and its named executive officers achieved approximately 75% of their collective goals, and accordingly awarded approximately 75% of each named executive officer’s target bonus and paid it in cash.

Equity Incentive Compensation

We grant equity incentive awards in the form of stock options and restricted stock awards to align the interests of our executive officers with the interests of our shareholders. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been initially based on our negotiations with our executives in connection with their initial employment or promotion by our Company.

We have typically made grants of equity incentive awards to our executive officers on a periodic basis. All such grants are reviewed and approved by the Compensation Committee at regularly scheduled committee meetings throughout the year. Awards to our chief executive officer are approved by the compensation committee and are subject to approval by the board of directors. The date of grant and the fair market value of the awards are established on the date of final approval by the committee, or by the board of directors, in the case of an award to our chief executive officer, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation.” Such fair market value is defined in our 2007 Long-Term Incentive Plan to mean the closing market price of a share of our common stock on the date of the grant, as reported on the NASDAQ Global Market for periods subsequent to our initial public offering. We do not have any program, plan or practice of setting the exercise price at a price less than fair market value of our common stock on the grant date. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates to our named executive officers.

In Fiscal Year 2009, we made two grants of equity incentive awards to our executive officers, as described under “Stock Option Awards” and “Restricted Stock Purchase Awards” below.

Stock Option Awards

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. In general, we provide our executives and all of our employees, with service-based stock options that have both gradual and cliff vesting schedules. The gradually-vesting stock options are earned on the basis of continued service to us and generally vest over four years, 25% on each of the four anniversaries of the date of grant. The cliff-vested stock options vest in full on the seventh anniversary of the date of grant. However, the vesting of these stock options is subject to acceleration based on the achievement of distinct corporate milestones relating to product launch, revenues and profit margins, which are identical for all executive officers and for all employees generally. Historically, one-half of the total grants of stock options have typically been subject to the service-based vesting, and the other half are granted with a seven year cliff-vesting schedule, subject to acceleration based on the achievement of distinct corporate milestones. Additionally, the stock option awards have included acceleration of vesting provisions upon a change in control of the Company.

With respect to the acceleration of cliff-vested awards, if there are five milestones associated with the grant of cliff-vested stock options, then 20% of the options granted shall immediately vest and become exercisable upon the achievement of each performance milestone.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code, subject to the volume limitations contained in the Code, as well as non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value, at the time of exercise, of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction, and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have primarily granted incentive stock options to provide these potential tax benefits to our executives and because of the limited expected benefits to our company of the potential tax deductions as a result of our historical net losses.

Effective March 27, 2007, we adopted, as approved by our shareholders, the 2007 Long-Term Incentive Plan, or the 2007 Plan, that affords more flexibility to our compensation committee by allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including non-qualified stock options, shares of restricted stock and other awards that are valued by reference to the fair market value of our common stock. This plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, directors and consultants and providing long-term value for our stockholders by closely aligning the interests of these individuals with those of our stockholders. The 2007 Plan replaced the 2000 Plan and since the adoption of our 2007 Plan, no grants have been or will be made under the 2000 Plan.

In February 2009, the compensation committee approved granting of service-based vesting stock options to named executive officers in lieu of cash for 50% of the 2008 bonus awards. The stock options issued in lieu of cash for the 2008 bonuses have an exercise price of $4.50 per share (which was in excess of the per share fair market value of the underlying shares on the grant date), vest in four equal, annual installments commencing in February 2010, and had a fair value of approximately $2.75 at the time bonuses were calculated using the Black-Scholes option pricing model. The following named executive officers received stock options to purchase the following number of shares under the 2007 Plan as a result of the 2008 bonus awards: 29,000 shares to Mr. Moffitt, 11,000 shares to Mr. Moody, 11,000 shares to Mr. Gibbons, 11,000 shares to Mr. McGarrity and 2,800 shares to Mr. Patno. For all of these option grants, the shares vest annually over a four year period.

On September 16, 2009, Mr. Patno received stock options to purchase 15,000 shares under the 2007 Plan at the price of $8.16 per share, the grant date fair value under ASC 718, that vest annually over a four year period. This grant was associated with recognition for Mr. Patno’s contributions in developing the Verigene SP.

On November 25, 2009 the following named executive officers received stock options to purchase the following number of shares under the 2007 Plan: 125,000 shares to Mr. Moffitt, 112,500 shares to Mr. Moody, 62,500 shares to Mr. Gibbons, 90,000 shares to Mr. McGarrity and 150,000 shares to Mr. Patno. These stock options were issued at an exercise price equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on the grant date of $6.06 per share and cliff-vest in full on the seventh anniversary of the date of grant, subject to acceleration based on the achievement of distinct corporate milestones relating to product launch, revenues and profit margins, which are identical for all executive officers. Additionally, these options include acceleration of vesting provisions upon a change in control of the Company.

Restricted Stock Awards

We may grant restricted stock awards from time to time to provide our executive officers with restricted shares of our common stock. The shares of restricted stock may have a vesting period and may be subject to mandatory repurchase by us in connection with termination of employment.

On November 25, 2009 the following named executive officers received restricted stock awards of the following number of shares under the 2007 Plan: 125,000 shares to Mr. Moffitt, 112,500 shares to Mr. Moody, 62,500 shares to Mr. Gibbons, 90,000 shares to Mr. McGarrity and 100,000 shares to Mr. Patno. For all of these restricted stock grants, 50% vest upon the two year and 50% vest upon the four year anniversary of the grant date. In the event that the award recipient’s employment with the Company is terminated for any reason, all unvested shares from these awards are immediately forfeited. Additionally, these restricted stock awards include acceleration of vesting provisions upon a change in control of the Company.

Other Compensation

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and participation in our 401(k) plan. We intend to continue to maintain our current benefits for our executive officers. The compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with a substantial amount of compensation in the form of perquisites. In 2009, no such perquisites were provided.

Post-Employment Severance and Change in Control Benefits

Chief Executive Officer

On July 19, 2004, we entered into an employment agreement with Mr. Moffitt which expired on December 31, 2008. As of January 1, 2009, we entered into a new employment agreement with Mr. Moffitt which expires (unless renewed) on December 31, 2011. Both agreements provide for severance pay should Mr. Moffitt incur a loss of employment or a significant change in employment during the term of the agreement. Mr. Moffitt’s employment may be terminated at any time during the term of employment (a) by us with or without cause upon 60 days’ prior written notice; (b) by the executive upon 60 days’ prior written notice; (c) upon death of the executive; and (d) by us at any time after 180 consecutive days or two or more periods of 90 consecutive days in each 360 day period of Mr. Moffitt’s disability.

Termination Other than in Connection with a Change in Control.  If Mr. Moffitt’s employment is terminated by voluntary resignation for good reason, by us without cause, or by our non-renewal of his employment agreement, Mr. Moffitt will be entitled to (a) severance compensation in the amount equal to 18 months of his base salary (payable in accordance with customary payroll practices), plus payment of the full target amount of his performance bonus; and (b) an immediate and full vesting, on the date of termination, of all outstanding options and restricted stock awards, in which case the options shall remain exercisable for a period of one year following the date of termination.

Termination in Connection with a Change in Control.  In the event Mr. Moffitt’s employment is terminated within one year after a change in control by voluntary resignation for good reason or by us without cause, Mr. Moffitt shall be entitled to the same benefits enumerated above, plus an additional twelve months of base salary. In the aggregate, the thirty months of base salary is payable in accordance with customary payroll practices. In addition, Mr. Moffitt is entitled to be reimbursed for any tax imposed by Section 4999 of the Code on any portion of the compensation or benefits payable by us.

Death; Disability.  In the event Mr. Moffitt’s employment is terminated due to death or disability during the course of employment, he (or his estate or designated beneficiary) will be entitled to immediate and full vesting, on the date of termination, of all outstanding options and restricted stock awards, in which case the options shall remain exercisable for a period of one year following the date of termination.

Mr. Moody

In the event Mr. Moody is terminated for reasons other than cause, he will be entitled to a lump-sum severance payment equivalent to five months’ base salary plus a prorated annual bonus. In the event the company is acquired and his employment is terminated without cause as a result of that acquisition or no job of similar status and compensation is offered to him, Mr. Moody will receive a lump-sum severance payment equivalent to ten months’ base salary plus a prorated annual bonus.

Mr. Gibbons

In the event Mr. Gibbons is terminated for reasons other than for cause, he will be entitled to a lump sum severance payment equivalent to five months’ base salary plus a prorated annual bonus.

Mr. McGarrity

In the event Mr. McGarrity is terminated for reasons other than for cause, he will be entitled to a lump sum severance payment equivalent to six months’ base salary plus a prorated annual bonus.

Mr. Patno

Mr. Patno does not have any special severance arrangements. Accordingly, based on our standard policy, upon a termination for cause, without cause, in connection with a change in control or any other reason, Mr. Patno shall receive his accrued salary, earned bonus, unreimbursed expenses and other entitlements to the date of termination, unless we decide at that time to provide additional severance compensation or benefits.

The post-employment severance benefits for our executive officers are quantified in the “Estimate of Post-Employment Payments” table.

Accounting and Tax Considerations

Effective January 1, 2005, we adopted, on a prospective basis, the fair value provisions of SFAS 123(R), “Share-Based Payment,” or SFAS 123(R). Under SFAS 123(R), the estimated fair value of options granted, net of forfeitures expected to occur during the vesting period is amortized as compensation expense on a straight line basis over the vesting period of the options.

We generally intend for our executive compensation program to comply with Section 162(m) of the Code, as well as Code Section 409A. The compensation committee intends for all compensation paid to the named executive officers to be tax deductible to us pursuant to Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to the named executive officers in excess of $1,000,000 cannot be deducted by us for federal income tax purposes, unless such amounts satisfy the performance-based exception to the deduction disallowance.

Section 409A of the Code addresses certain non-qualified deferred compensation benefits payable to our executives and provides that if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, our executives would be subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have generally designed our executive compensation plans and agreements in a manner that complies with Section 409A.

We have granted stock options as incentive stock options in accordance with Section 422 of the Code subject to the volume limitations contained in the Code. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock, when recognized for income tax purposes will be capital gain, rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth certain information with respect to compensation for the years ended December 31, 2007, 2008 and 2009 earned by or paid to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, who are referred to as the named executive officers.

								Change in
								Pension
							Non-Equity	Value and
					Stock	Option	Incentive Plan	NQDC	All Other
	Fiscal	Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	$		$(2)	$	$(3)	$(4)	$	$	$

William P. Moffitt, III	2009	$427,450		—	$757,500	$620,357	$192,353	—	—	$1,997,660
President and Chief	2008	$415,000		—	—	$783,446	$129,778	—	—	$1,328,224
Executive Officer(1)	2007	$400,000		$2,300,000	—	$2,018,313	$225,000	—	—	$4,943,313
J. Roger Moody, Jr.,	2009	$283,762		—	$681,750	$558,322	$74,488	—	—	$1,598,322
Chief Financial Officer	2008	$270,250		—	—	—	$56,801	—	—	$327,051
	2007	$144,615	(5)	—	—	$672,805	$90,000	—	$15,000 (6)	$922,420
Winton G. Gibbons.,	2009	$265,225		—	$378,750	$310,179	$69,622	—	—	$1,023,776
Senior Vice President,	2008	$257,500		—	—	—	$54,801	—	—	$312,301
Business Development	2007	$125,800	(7)	—	—	$672,771	$45,000	—	—	$843,571

Michael K. McGarrity,	2009	$278,615		—	$545,400	$446,657	$73,136	—	—	$1,343,808
Chief Marketing Officer	2008	$270,500		—	—	—	$56,801	—	—	$327,301
	2007	$262,500		—	—	$618,949	$75,000	—	—	$956,449
Timothy J. Patno,	2009	$196,137		—	$606,000	$816,394	$54,000	—	—	$1,672,531
Vice President,	2008	$182,434		—	—	$313,378	$21,887	—	—	$517,699
Technology	2007	$173,746		$35,000	—	$80,733	—	—	—	$289,479

(1)	Mr. Moffitt also served as a director. A director who is an employee does not receive payment for service as a director.

(2)	In connection with the bonus arrangement with Mr. Moffitt dated March 16, 2006, Mr. Moffitt earned a cash bonus in the amount of $2,300,000 upon the filing of a registration statement in connection with our initial public offering of our securities.

(3)	The fair values of our option awards reflect their fair value upon grant date from 2007 through 2009 using the Black-Scholes option pricing model with the following assumptions:

	2007	2008	2009

Expected dividend yield	0%	0%	0%
Expected volatility	77%	68%	97%
Risk free interest rate	4.66	3.02	2.42
Weighted average expected option life	7.0 years	6.4 years	6.1 years
Estimated weighted average fair value on the date of grant based on the above assumptions	$3.31	$6.97	$4.59
Estimated forfeiture rate for unvested options	4.6%	4.6%	4.4%

Expected volatility is based on calculated stock volatilities for publicly traded companies in the same industry and general stage of development as us for 2007 and 2008 and Nanosphere stock for 2009. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of the grants for periods consistent with the expected life of the option. The expected life of options granted is derived from the average of the vesting period and the term of the option as defined in the respective incentive plans, following the guidance in SEC Staff Accounting Bulletin No. 107, Share-Based Payment.

(4)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the annual incentive award granted and earned during Fiscal Year listed on the corresponding row on the table. 2009 Amounts were paid in cash, and 2008 and 2009 amounts were paid 50% in cash and 50% in options. These annual awards are described in further detail under “Compensation Discussion and Analysis for Named Executive Officers — Annual Cash Incentive Compensation” and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

(5)	Mr. Moody commenced employment with the Company effective May 14, 2007 and earned $144,615 of his $235,000 salary through December 31, 2007.

(6)	Mr. Moody received a $15,000 sign-on bonus in connection with his employment as our Chief Financial Officer pursuant to the terms of his employment agreement.

(7)	Mr. Gibbons commenced employment with the Company effective June 18, 2007 and earned $125,800 of his $250,000 salary through December 31, 2007.

Grants of Plan-Based Awards

Pursuant to our management incentive bonus program and the 2007 Plan, we granted both cash and equity awards during Fiscal Year 2009. The cash incentives awards were granted, subject to a target performance threshold. The equity incentive awards were granted in the form of incentive stock options and restricted stock purchase awards.

The following table shows information with respect to awards granted to the named executive officers during the Fiscal Year 2009 under the management incentive bonus plan and the 2007 Plan.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards:

		Estimated
		Future	All Other	All Other	Exercise or
		Payouts	Stock	Options	Base Price of
		Under	Awards:	Awards:	Restricted
		Non-Equity	Number of	Number of	Stock Purchase	Grant Date
		Incentive Plan	Shares of	Securities	Awards and	Fair Value
		Awards	Stock or	Underlying	Options	of Option
Name	Grant Date	Target(1)	Units	Options	Awards(2)	Awards(3)

William P. Moffitt, III		$256,470	—	—	—	—
	2/24/2009	—	—	29,000	$4.50	$54,778
	11/25/2009	—	—	125,000	$6.06	$620,357
	11/25/2009	—	125,000	—	$0.00	$757,500
J. Roger Moody, Jr.		$99,317	—	—	—	—
	2/10/2009	—	—	11,000	$4.50	$27,801
	11/25/2009	—	—	112,500	$6.06	$558,322
	11/25/2009	—	112,500	—	$0.00	$681,750
Winton G. Gibbons		$92,829	—	—	—	—
	2/10/2009	—	—	11,000	$4.50	$27,801
	11/25/2009	——	—	62,500	$6.06	$310,179
	11/25/2009	—	62,500	—	$0.00	$378,750
Michael K. McGarrity		$97,515	—	—	—	—
	2/10/2009	—	—	11,000	$4.50	$27,801
	11/25/2009	—	—	90,000	$6.06	$446,657
	11/25/2009	—	90,000	—	$0.00	$545,400
Timothy J. Patno		$48,000	—	—	—	—
	2/10/2009	—	—	2,800	$4.50	$7,077
	9/16/2009	—	—	15,000	$8.16	$70,475
	11/25/2009	—	—	150,000	$6.06	$745,919
	11/25/2009	—	100,000	—	$0.00	$606,000

(1)	Unless otherwise provided, amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target” column reflect the cash incentive awards payable under the management incentive bonus plan to the named executive officers, provided the executive officer achieves certain performance-based milestones.

(2)	The exercise price of the stock options reflects an amount that the board of directors determined to be the fair market value of the underlying stock on the date of the grant. The determination of the exercise price of the stock options is described in further detail in the “Compensation Discussion and Analysis for Named Executive Officers — Stock Option Awards.”

(3)	We determined the total grant-date fair value of stock options using the Black-Scholes option pricing model with the assumptions set forth in footnote 3 of the “Summary Compensation” table.

The non-equity incentive plan compensation varies between the targets reported on the “Grants of Plan-Based Awards” table and the “Summary Compensation” table. The compensation committee established the management incentive bonus program, in which the compensation committee establishes performance targets for the named executive officers for the year, the results of which are substantially uncertain at the time they are established. The performance targets generally relate to product launches, development of additional products, the creation of a strategic plan for a particular business unit, adherence to operating budgets and submission of

FDA applications. For our chief executive officer, the compensation committee retains the right to modify performance targets or apply greater emphasis to some targets over others, in order to more closely align the chief executive officer’s performance with the operation and strategic priorities of the Company, which can change from year to year and even during the course of any given year. At the end of the every fiscal year, the compensation committee assesses the achievement of the performance targets and reports its findings and bonus recommendations to the board of directors. In its sole discretion, the board of directors may accept or reject, in whole or in part, the bonus recommendations of the compensation committee. For 2009, the board of directors reviewed and accepted the compensation committee’s bonus recommendation with respect to Mr. Moffitt.

Outstanding Equity Awards at December 31, 2009

The following table sets forth certain information with respect to outstanding stock option and warrant awards of the named executive officers for the fiscal year ended December 31, 2009.

	Option/Warrant Awards						Stock Awards
							Equity		Equity
							Incentive		Incentive
							Plan		Plan Awards;
	Number of		Number of				Awards;		Market
	Securities		Securities				Number		Value of
	Underlying		Underlying				of Unearned		Unearned
	Unexercised		Unexercised		Option	Option	Shares		Shares
	Options		Options		Exercise	Expiration	That Have		That Have
Name	Exercisable		Unexercisable		Price	Date(1)	Not Vested		Not Vested

William P. Moffitt, III	150,000	(2)	150,000	(2)	$4.50	04/03/2017
	75,000	(3)	225,000	(3)	$4.50	04/03/2017
	25,000	(2)	75,000	(2)	$12.05	01/25/2018
	—	(2)	29,000	(2)	$4.50	02/24/2019
	—	(3)	125,000	(3)	$6.06	11/25/2019
							125,000	(4)	$805,000
J. Roger Moody, Jr.	45,000	(2)	45,000	(2)	$4.50	05/16/2017
	22,500	(3)	67,500	(3)	$4.50	05/16/2017
	5,000	(2)	5,000	(2)	$4.50	08/03/2017
	2,500	(3)	7,500	(3)	$4.50	08/03/2017
	—	(2)	11,000	(2)	$4.50	02/10/2019
	—	(3)	112,500	(3)	$6.06	11/25/2019
							112,500	(4)	$724,500
Winton G. Gibbons	50,000	(2)	50,000	(2)	$4.50	05/31/2017
	25,000	(3)	75,000	(3)	$4.50	05/31/2017
	—	(2)	11,000	(2)	$4.50	02/10/2019
	—	(3)	62,500	(3)	$6.06	11/25/2019
							62,500	(4)	$402,500
Michael K. McGarrity	20,000	(2)	—	(2)	$4.50	9/29/2015
	12,000	(3)	18,000	(3)	$4.50	9/29/2015
	12,000	(3)	18,000	(3)	$4.50	3/14/2016
	46,000	(2)	46,000	(2)	$4.50	04/03/2017
	23,000	(3)	69,000	(3)	$4.50	04/03/2017
	—	(2)	11,000	(2)	$4.50	02/10/2019
	—	(3)	90,000	(3)	$6.06	11/25/2019
							90,000	(4)	$579,600
Timothy J. Patno	2,400	(2)	—	(2)	$36.75	4/16/2011
	600	(2)	—	(2)	$36.75	1/1/2012
	2,800	(2)	—	(2)	$7.50	1/15/2013
	2,000	(2)	—	(2)	$7.50	1/5/2014
	7,040	(3)	10,560	(3)	$4.50	5/12/2015
	6,000	(2)	6,000	(2)	$4.50	04/03/2017
	3,000	(3)	9,000	(3)	$4.50	04/03/2017
	10,000	(2)	30,000	(2)	$12.05	01/25/2018
	—	(2)	2,800	(2)	$4.50	02/10/2019
	—	(2)	15,000	(2)	$8.16	09/16/2019
	—	(2)	25,000	(2)	$6.06	11/25/2019
	—	(3)	125,000	(3)	$6.06	11/25/2019
							100,000	(4)	$644,000

(1)	The expiration date of each incentive stock option occurs ten years after the date of grant.

(2)	The incentive stock options vest in 25% increments beginning on the first anniversary of the date of grant and on each anniversary thereafter, and are subject to accelerated vesting under certain circumstances relating to corporate performance and events.

(3)	The incentive stock options cliff vest on the seventh anniversary of the date of grant. Upon our achievement of certain performance-based milestones, vesting may be accelerated. See “Compensation Discussion and Analysis for Named Executive Officers — Stock Options” for details regarding the milestones.

(4)	The restricted stock grants vest in 50% increments bi-annually beginning on the second anniversary of the grant date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to shares of Nanosphere common stock that may be issued under the 2007 Plan, which is the Company’s only existing equity compensation plan under which grants can be made. Stockholders approved Nanosphere’s 2007 Plan on March 27, 2007.

Equity Compensation Plan Information

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Awards	Outstanding Awards	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	4,338,695	$5.75	268,416
Equity compensation plans not approved by stockholders	—	—	—
Total	4,338,695	$5.75	268,416

(1)	This category consists solely of options.

Arrangements with Named Executive Officers

Mr. William P. Moffitt, III.  We entered into an employment agreement dated July 19, 2004 with Mr. Moffitt (the “Initial Employment Agreement”), in connection with his employment as our President and Chief Executive Officer. The employment agreement provided an initial base salary of $350,000 per year, which was to be reviewed annually and could be increased, but not decreased below $350,000, by our board of directors. The agreement also provided Mr. Moffitt with a target bonus opportunity subject to the achievement of agreed goals and milestones, that for calendar years ended after 2005, could not be less than $150,000. In 2009, Mr. Moffitt’s annual rate of salary was increased to $427,450 and the target amount of his performance bonus opportunity was set at $256,470.

The Initial Employment Agreement also provided that, in the event we terminate Mr. Moffitt’s employment without cause or we terminate Mr. Moffitt’s employment by a non-renewal of the Agreement, or Mr. Moffitt resigns for good reason, we must pay to Mr. Moffitt: (1) his base salary for a period of 18 months (30 months if the termination was within one year after on a change in control), (2) his full target bonus for the year of termination, and (3) immediate and full vesting of all outstanding options and restricted stock awards, which, in the case of options, shall remain exercisable for a period of one year following the date of termination. In the event Mr. Moffitt’s employment is terminated due to his permanent disability or death, Mr. Moffitt (or his estate) shall be entitled to immediate and full vesting of all outstanding options and restricted stock awards, and to exercise such options within one year of the date of termination of employment.

In the event we terminate Mr. Moffitt for cause, any unvested options shall be forfeited and any vested options shall expire and shall no longer be exercisable as of the date of termination. Mr. Moffitt’s Initial Employment Agreement also provided for an excise tax gross-up payment if payments received under the Agreement and other payments received under other agreements or employee benefit plans in connection with a change in our control result in the imposition of a golden parachute excise tax under Section 4999 of the Code.

Effective January 1, 2009, we entered into a new employment agreement with Mr. Moffitt for a term of three years. The terms of the new employment agreement are substantially the same as the terms in the Initial Employment Agreement with the exception of Mr. Moffitt’s salary and amounts which have been adjusted by the board of directors to the amounts listed above.

J. Roger Moody, Jr.  We entered into an employment agreement dated April 23, 2007 with Mr. Moody, in connection with his employment as our Chief Financial Officer. The employment agreement provides an initial base salary of $235,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. Moody with a performance bonus opportunity of $90,000 per year. In the event we terminate Mr. Moody’s employment for reasons other than cause, Mr. Moody will be entitled to a severance payment equal to five months’ base salary plus a prorated calculation of his annual bonus. In the event we are acquired and Mr. Moody is terminated without cause as a result of that acquisition or no job of similar status and compensation is offered to him, Mr. Moody will be entitled to a severance payment equal to ten months’ base salary plus a prorated calculation of his annual bonus.

Winton G. Gibbons.  We entered into an employment agreement dated June 18, 2007 with Mr. Gibbons, in connection with his employment as our Senior Vice President, Business Development. The employment agreement provides an initial base salary of $250,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. Gibbons with an initial performance bonus opportunity of $45,000 per year. In the event we terminate Mr. Gibbons’ employment for reasons other than cause, Mr. Gibbons will be entitled to a severance payment equal to five months’ base salary plus a prorated calculation of his annual bonus.

Michael K. McGarrity.  We entered into an employment agreement dated September 8, 2005 with Mr. McGarrity, in connection with his employment as our Chief Marketing Officer. The employment agreement provides an initial base salary of $235,000 per year, or such greater amount as our board of directors may from time to time establish. The agreement also provides Mr. McGarrity with a performance bonus opportunity of $90,000 per year. In the event we terminate Mr. McGarrity’s employment for reasons other than cause, Mr. McGarrity will be entitled to a severance payment equal to six months’ base salary plus a prorated calculation of his annual bonus.

Timothy J. Patno.  We entered into an employment agreement dated March 19, 2001 with Mr. Patno, in connection with his employment as a Systems Engineer. The employment agreement provides an initial base salary of $110,000 per year, or such greater amount as our board of directors may from time to time establish. Mr. Patno’s employment agreement establishes an at-will employee relationship and does not provide for any severance arrangements. Accordingly, upon a termination for cause, without cause, change in control or any other reason, Mr. Patno shall receive his accrued salary, earned bonus, unreimbursed expenses and other entitlements to the date of termination, unless we decide at that time to provide additional severance payments. We have not entered into a new employment agreement with Mr. Patno in connection with his current position as Vice President, Technology.

Each of our executive officers has entered into our standard employment agreement, some of which contain severance benefit provisions on which the table below is based, and which further include customary provisions relating to the handling of proprietary and confidential information, as well as restrictions on competition and solicitation during the period of employment and for one year after termination.

Estimate of Post-Employment Payments

(Assumes a December 31, 2009 Employment Termination Event.)

The following table sets forth the additional amounts that could have been realized by each named executive officer if termination of his employment were to occur as of December 31, 2009 under the following circumstances.

	Cash Value of		Excise Tax and	Total Termination
Name and Termination Event	Severance Benefits(1)		Gross-Up	Benefits

William P. Moffitt, III
Without cause, good reason, or non-renewal of agreement by us	$897,645	(2)	$—	$897,645
Disability	$—	(3)	$—	$—
Death	$—	(3)	$—	$—
Involuntary or good reason after change in control	$1,325,095	(4)	$— (5)	$1,325,095
J. Roger Moody, Jr.
Without cause or good reason	$217,551	(6)	$—	$217,551
Disability	$—	(3)	$—	$—
Death	$—	(3)	$—	$—
Involuntary or good reason after change in control	$335,786	(7)	$—	$335,786
Winton G. Gibbons
Without cause or good reason	$203,339	(8)	$—	$203,339
Disability	$—	(3)	$—	$—
Death	$—	(3)	$—	$—
Involuntary or good reason after change in control	$203,339	(8)	$—	$203,339
Michael K. McGarrity
Without cause or good reason	$236,823	(9)	$—	$236,823
Disability	$—	(3)	$—	$—
Death	$—	(3)	$—	$—
Involuntary or good reason after change in control	$236,823	(9)	$—	$236,823
Timothy J. Patno
Without cause or good reason	$—		$—	$—
Disability	$—		$—	$—
Death	$—		$—	$—
Involuntary or good reason after change in control	$—		$—	$—

(1)	Accrued salary, unreimbursed expenses and other entitlements to the date of termination, including continuation of life, health, disability and dental insurance (collectively, the “Entitlements”).

(2)	Eighteen months’ salary ($641,175), plus target performance bonus ($256,470), plus entitlements.

(3)	Entitlements.

(4)	Thirty months’ salary ($1,068,625), plus target performance bonus ($256,470), plus Entitlements.

(5)	No excise tax gross-up payment would be required because the total amount is less than the federal limit.

(6)	Five months’ salary ($118,234), plus a prorated calculation of annual bonus ($99,317), plus Entitlements.

(7)	Ten months’ salary ($236,469), plus a prorated calculation of annual bonus ($99,317), plus Entitlements.

(8)	Five months’ salary ($110,511), plus a prorated calculation of annual bonus ($92,829), plus Entitlements.

(9)	Six months’ salary ($139,308), plus a prorated calculation of annual bonus ($97,515), plus Entitlements.

Non-Employee Director Compensation Table

During Fiscal Year 2009, three directors earned cash fees for their services on the board of directors. The other directors did not receive any cash fees for their services on the board of directors, but were entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board of directors and board committee meetings. Our non-employee directors were eligible to receive stock options under the 2007 Plan.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
		Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	or Paid	Awards	Awards(2)	Compensation	Earnings	Compensation	Total

Chad A. Mirkin, Ph.D.	2009	—	—	—	—	—	$99,996 (1)	$99,996
André de Bruin	2009	$55,000	—	$59,977	—	—	—	$114,977
Lorin J. Randall	2009	$55,000	—	$59,977	—	—	—	$114,977
Sheli Z. Rosenberg	2009	$57,500	—	$59,977	—	—	—	$117,477
Mark Slezak	2009	—	—	—	—	—	—	—
James J. Nahirny	2009	—	—	—	—	—	—	—
Jeffrey R. Crisan	2009	—	—	—	——	——	—	—

(1)	Dr. Mirkin received fees in his capacity as a consultant. See “Transactions With Related Persons, Promoters and Certain Control Persons.”

(2)	The fair value for awards is calculated for option awards, by using the Black-Scholes option pricing model. This value does not reflect estimated forfeitures or awards actually forfeited during the year. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the common stock on the date the option is exercised.

On June 30, 2009, the board of directors granted options to three of the directors. Mr. de Bruin Mr. Randall and Ms. Rosenberg each received options to purchase 20,833 shares of common stock at the price of $4.91 per share, a price the board of directors determined to be the fair market value of the shares on the date of grant, and vest monthly over a three years.

During 2008, the compensation committee recommended and the board of directors approved a director compensation plan. The director compensation plan applies to independent directors; however, Mr. Slezak, Mr. Crisan and Mr. Nahirny waived their eligibility to participate in the director compensation plan for Fiscal Year 2009. The director compensation plan generally compensates directors for their service as a member of the board of directors through an annual cash award of $40,000, payable quarterly in arrears, and the grants to each such director of options to purchase shares of common stock having an approximate Black-Scholes value of $60,000, which vest monthly over three years. In addition, each director receives a cash award of $7,500 for each year of service on the compensation committee and audit committee and a cash award of $5,000 for each year of service on the corporate governance and nominating committee. Committee chairs receive different cash rewards for each year of service in such capacity, as follows: The audit committee chair receives a cash award of $15,000 for each year of service; the compensation committee chair receives a cash award of $12,500 for each year of service, which was waived for Fiscal Year 2009 by Mr. Slezak; and the corporate governance and nominating committee chair receives $10,000 for each year of service. Additionally, directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders of a registered class of equity securities to file reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, except as disclosed below, we believe that during the fiscal year ended

December 31, 2009, our directors, executive officers and 10% stockholders timely filed all Section 16(a) reports applicable to them. Due to administrative error, Mr. Patno was late with filing his initial statement of beneficial ownership on Form 3 and his initial Form 4 reporting awards of 100,000 shares of restricted Common Stock and 150,000 options to Mr. Patno on November 25, 2009 in connection with his promotion to Vice President of Technology of the Company.

Report of the Compensation Committee

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Our Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, determining and approving the chief executive officer’s compensation level based on this evaluation. Our Compensation Committee is also responsible for reviewing and approving the salaries and other compensation of our other executive officers. Each member of our Compensation Committee is independent under the NASDAQ Global Market listing requirements. The Compensation Committee’s function is more fully described in its charter which has been approved by our board of directors. Our Compensation Committee’s charter can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “Corporate Governance.” Any amendments to this charter will be posted to the website promptly upon adoption by the Compensation Committee.

Our Compensation Committee has reviewed the Compensation Discussion & Analysis with senior management and, based on that review and their discussions, recommends to the board of directors that it be included in this proxy statement.

Compensation Committee

Mark Slezak (Chair)
André de Bruin
James J. Nahirny

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has been or is an officer or employee of ours. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company. Lurie Investment Fund, LLC and Bain Capital Venture Fund 2005, L.P. each directly holds more than 5% of our capital stock. Mr. Slezak, chairman of our board of directors, is related to Lurie Investment Fund, LLC, Lurie Investments, Inc., AOQ Trust, and Alfa-Tech, LLC. Mr. Crisan and Mr. Nahirny, members of our board of directors, are related to Bain Capital Venture Fund 2005, L.P. These ownership interests are described under the captions “Election of Directors — Information about the Nominees” and “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of April 7, 2010, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act of our Common Stock based upon the most recent information available to us for (i) each person known by us to own beneficially more than five (5%) percent of our outstanding Common Stock, (ii) each director, (iii) each person listed in the “Summary Compensation Table” above and (iv) all executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of Common Stock subject to options held by that person that are exercisable within 60 days of April 7, 2010. We have not deemed these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percentage of
	of Common Stock	Outstanding Shares
Name and Address of Beneficial Owner	Beneficially Owned	of Common Stock

5% Stockholders
AOQ Trust(1)(2)	2,008,979	7.07%
Bain Capital Venture Fund 2005, L.P. and related entities(3)(4)	2,390,282	8.31%
Brookside Capital Trading Fund, L.P. and related entities(5)(6)	5,063,236	17.45%
Columbia Wanger Asset Management, L.P.	1,777,920	6.25%
Lurie Investment Fund, LLC(1)(2)(7)(8)	4,142,476	14.50%
Directors and Named Executive Officers
William P. Moffitt, III(9)	822,250	2.86%
J. Roger Moody, Jr.(10)	213,600	*
Winton G. Gibbons(11)	165,250	*
Michael K. McGarrity(12)	228,750	*
Timothy J. Patno(13)	147,540	*
Mark Slezak(1)(7)(14)	8,315,601	29.09%
Jeffrey R. Crisan(3)(15)(16)(17)	2,390,282	8.31%
André de Bruin(18)	70,953	*
Chad A. Mirkin, Ph.D.(19)	839,400	2.89%
James J. Nahirny(3)(16)(20)	2,383,771	8.29%
Lorin J. Randall(21)	31,948	*
Sheli Z. Rosenberg(22)	140,649	*
All executive officers and directors as a group (12 persons)(23)	15,749,994	51.26%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Mark Slezak is (i) a trustee of AOQ Trust, (ii) managing member of Eagle Capital Management, LLC, which is executive managing member of Lurie Investment Fund, LLC and is the managing member of Alfa-Tech, LLC, (iii) investment manager of LFT Partnership, (iv) chief executive officer and a director of Lurie Investments, Inc.; (v) vice president and a director of the Ann and Robert H. Lurie Foundation; and (vi) managing member of WASK Investments, LLC. Mr. Slezak, may be deemed to have beneficial ownership of the shares and warrants held by each of AOQ Trust, Eagle Capital Management, LLC, Lurie Investment Fund, LLC, Alfa-Tech, LLC, LFT Partnership, Lurie Investments, Inc., Ann and Robert H. Lurie Foundation and WASK Investments, LLC and such shares and warrants are included in the number of shares owned by Mr. Slezak. Mr. Slezak disclaims beneficial ownership of the shares held by those entities, except to the extent of his pecuniary interest therein.

(2)	The address of AOQ Trust, Alfa-Tech, LLC, and Lurie Investment Fund, LLC is c/o Lurie Investments, Inc., 440 W. Ontario Street, Chicago, Illinois 60654.

(3)	Includes (i) 1,791,601 shares of common stock held by Bain Capital Venture Fund 2005, L.P. (“Fund 2005”), (ii) 254,815 shares of common stock held by BCIP Associates III, LLC (“BCIP III”) and (iii) 5,590 shares of common stock held by BCIP Associates III-B, LLC (“BCIP III-B”). Mr. Crisan and Mr. Nahirny are managing directors of Bain Capital Venture Investors, LLC (“BCVI”) which is the general partner of Bain Capital Venture Partners 2005, L.P. which is the general partner of Fund 2005. Bain

Capital Investors, LLC is the managing partner of each of BCIP Associates III and BCIP Associates III-B, which are the managers and sole members of BCIP III and BCIP III-B, respectively. BCVI is the attorney-in-fact for Bain Capital Investors, LLC. By virtue of the relationships described above, Mr. Crisan and Mr. Nahirny may be deemed to have beneficial ownership of shares held by Fund 2005, BCIP III and BCIP III-B, and they each disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.

(4)	Includes warrants convertible into (i) 295,348 shares of common stock held by Fund 2005, (ii) 42,007 shares of common stock held by BCIP III and (iii) 921 shares of common stock held by BCIP III-B. By virtue of the relationships described in Footnote 3, Mr. Crisan and Mr. Nahirny may be deemed to have beneficial ownership of the warrants held by Fund 2005, BCIP III and BCIP III-B and they each disclaim beneficial ownership of all such warrants except to the extent of their pecuniary interest therein.

(5)	Includes (i) 3,580,180 shares of common stock held by Brookside Capital Partners Fund, L.P. (the “Brookside Fund”) and (ii) 892,857 shares of common stock held by Brookside Capital Trading Fund, L.P. (the “Trading Fund”). Brookside Capital Management, LLC (“Brookside Management”) is the sole general partner of Brookside Capital Investors, L.P., which is the sole general partner of the Brookside Fund. In addition, Brookside Management is the sole general partner of Brookside Capital Investors II, L.P. which is the sole general partner of the Trading Fund. Mr. Domenic J. Ferrante is the sole managing member of Brookside Management and as a result may be deemed to have beneficial ownership of shares held by the Brookside Fund and the Trading Fund and Mr. Ferrante disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(6)	Includes warrants convertible into 590,199 shares of common stock held by the Brookside Fund. By virtue of the relationships described in Footnote 5, Mr. Ferrante may be deemed to have beneficial ownership of the warrants held by the Brookside Fund and Mr. Ferrante disclaims beneficial ownership of all such warrants except to the extent of his pecuniary interest therein.

(7)	Eagle Capital Management, LLC, as the executive managing member of Lurie Investment Fund, LLC, may be deemed to share the beneficial ownership of the shares and warrants held by Lurie Investment Fund, LLC with Mr. Slezak who is the managing member of Eagle Capital Management, LLC. Slezak disclaims beneficial ownership of the shares held by that entity, except to the extent of his pecuniary interest therein.

(8)	Includes warrants convertible into 136,340 shares of common stock.

(9)	Includes options to purchase 357,250 shares of common stock that are exercisable within 60 days

(10)	Includes options to purchase 100,250 shares of common stock that are exercisable within 60 days.

(11)	Includes options to purchase 102,750 shares of common stock that are exercisable within 60 days.

(12)	Includes options to purchase 138,750 shares of common stock that are exercisable within 60 days.

(13)	Includes options to purchase 47,540 shares of common stock that are exercisable within 60 days.

(14)	Includes warrants convertible into 160,965 shares of common stock.

(15)	Mr. Crisan is a general partner of BCIP Associates III-B which is the manager and sole member of BCIP Associates III-B, LLC. Mr. Crisan may be deemed to have beneficial ownership of shares and warrants held by BCIP Associates III-B, LLC. Mr. Crisan disclaims beneficial ownership of all such shares and warrants except to the extent of his pecuniary interest therein.

(16)	Mr. Nahirny and Mr. Crisan are each general partners of BCIP Associates III which is the manager and sole member of BCIP Associates III, LLC. Mr. Nahirny and Mr. Crisan may be deemed to have beneficial ownership of shares and warrants held by BCIP Associates III, LLC and they each disclaim beneficial ownership of all such shares and warrants except to the extent of their pecuniary interest therein.

(17)	Includes warrants convertible into 338,276 shares of common stock.

(18)	Includes options to purchase 70,953 shares of common stock that are exercisable within 60 days.

(19)	Includes options to purchase 580,000 shares of common stock that are exercisable within 60 days.

(20)	Includes warrants convertible into 337,355 shares of common stock.

(21)	Includes options to purchase 31,948 shares of common stock that are exercisable within 60 days.

(22)	Includes options to purchase 35,287 shares of common stock that are exercisable within 60 days.

(23)	Includes warrants convertible into 836,596 shares of common stock and options to purchase 1,464,728 shares of common stock exercisable within 60 days.

Transactions With Related Persons, Promoters and Certain Control Persons

Northwestern License Agreement

We entered into a license agreement with Northwestern University dated May 10, 2000, or the Original License Agreement, pursuant to which we received an exclusive license to all technology developed in the laboratories of Dr. Chad A. Mirkin or Dr. Robert Letsinger of Northwestern University, to the extent that such technology relates to biological diagnostics involving nanoparticles. Dr. Mirkin has been a member of our board of directors since 2000.

We entered into a new license agreement with Northwestern University dated January 1, 2006, or the New License Agreement, which supersedes the Original License Agreement. Under the New License Agreement, we have an exclusive license to certain patents and patent applications owned by Northwestern that are related to (1) nanotechnology, which technology involves a particle where no single dimension is greater than 100 nanometers, or Nanotechnology, and (2) biobarcode technology, which is analysis where oligonucleotides act as surrogate targets or reporter molecules, or Biobarcode Technology. The license is limited to the “Biodiagnostics Field” defined as qualitative or quantitative in vitro analysis, testing, measurement, or detection of various biodiagnostics field subjects and target combinations.

The New License Agreement includes licenses to patents and patent applications based on existing inventions and future inventions developed in the laboratory of Dr. Mirkin or Dr. Letsinger, by or under their direct supervision, and conceived prior to January 1, 2013 that are Nanotechnology or Biobarcode Technology referred to herein as Licensed Patents. We have an obligation to use commercially reasonable efforts to bring the subject inventions of the Licensed Patents to market. If the parties disagree as to whether we are meeting this diligence requirement, an arbitrator may require us to comply with a timeline for cure or convert our exclusive license to a non-exclusive license; Northwestern does not have the right to revoke any license to the Licensed Patents already granted to us.

We also have the first right to negotiate an exclusive license to inventions developed in the laboratory of Dr. Mirkin or Dr. Letsinger, by or under their direct supervision, and (1) conceived after January 1, 2013 that are Nanotechnology or Biobarcode Technology and (2) that are not Nanotechnology or Biobarcode Technology, but otherwise within the Biodiagnostics Field, conceived prior to January 1, 2013. Both (1) and (2) are herein referred to as Future Inventions. If the parties cannot agree on the terms of the license for the Future Inventions, the parties shall submit to arbitration to determine reasonable terms. For inventions conceived after January 1, 2013 that are not Nanotechnology or Biobarcode Technology, but otherwise within the Biodiagnostics Field, we have the right to negotiate a license if Northwestern offers such inventions to third parties. If we have a license based on Future Inventions, Northwestern has the right to terminate the license upon any material breach that we do not cure or upon our bankruptcy.

We have an obligation to pay Northwestern a royalty at a rate that is a percentage of the gross profits of licensed products, subject to certain adjustments. We paid Northwestern $31,000 for the year ended December 31, 2006 in connection with the Original License Agreement, and $30,000, $702 and $2,455 for the years ended December 31, 2007, 2008 and 2009, respectively, in connection with the New License Agreement.

We have entered into various research subcontracting agreements with Northwestern, pursuant to which we collaborate with it on focused research projects. We have received $146,491, $21,618 and $29,151 for the years ended December 31, 2007, 2008 and 2009 from Northwestern in connection with these agreements and products sales.

Mirkin Consulting Agreement

We entered into a Consulting and Non-Competition Agreement with Dr. Mirkin dated as of October 31, 2002, as amended as of February 23, 2004. Pursuant to the terms of this agreement, we have engaged Dr. Mirkin (1) to provide scientific advice and counsel to us with regard to our technology, (2) to represent and promote us and our technology at scientific meetings and other public forums, (3) to participate, either individually or with one of our representatives, at meetings and presentations on our behalf, and (4) to participate in capital-raising activities on our behalf. The term of the agreement extends through October 31, 2012 and is automatically renewed for successive one year periods unless either party gives the other party 60 days’ prior written notice of non-renewal. We pay Dr. Mirkin $100,000 per annum as compensation for his services. We paid Dr. Mirkin $99,996 in each of the years ended December 31, 2007, 2008, and 2009. If the consulting agreement is terminated for any reason before October 31, 2012, Dr. Mirkin shall continue to provide patent prosecution support and similar services as we shall reasonably request or as shall be required under any other agreement directly or indirectly applicable to Dr. Mirkin and as compensation therefore, Dr. Mirkin shall be paid at such hourly market rate as we and Dr. Mirkin shall agree to in good faith and absent such agreement, at the rate of $300.00 per hour. The consulting agreement may be terminated by mutual agreement of the parties. Dr. Mirkin has also agreed not to engage in a competing business in the continental United States during the term of the consulting agreement and for a period of two years after termination for any reason.

October 2009 Underwritten Public Offering

In October 2009, we completed an underwritten public offering of 5,405,000 shares of common stock at $7.00 per share for approximately $35.4 million of net proceeds. AOQ Trust, a 5% stockholder of the Company, and LFT Partnership, an affiliate of AOQ Trust, purchased 337,849 shares and 162,151 shares of the Company’s Common Stock, respectively, in this offering. Mark Slezak, a director of the Company, is a trustee of AOQ Trust and the investment manager of LFT Partnership.

Registration Rights

Pursuant to an agreement between us and certain of our stockholders, we have granted the following demand registration rights to Mr. Mark Slezak and Ms. Sheli Rosenberg, who are members of our board of directors, AOQ Trust, Alfa-Tech, LLC, Lurie Investment Fund, LLC, Lurie Investments, Inc. and their respective affiliates, and Bain Capital Venture Fund 2005, L.P., Brookside Capital Partners Fund, L.P., and their respective affiliates and other stockholders. Mr. William P. Moffitt, III, our chief executive officer and a member of our board of directors, and Dr. Chad Mirkin, a member of our board of directors, are parties to the this agreement, but do not have the right to demand registration. At any time after the earlier to occur of (1) 120 days after the closing of our initial public offering, which occurred on November 6, 2007, or (2) April 1, 2010:

•	Long-Form Registrations. Stockholders holding at least 20% of the then outstanding shares of our common stock that are subject to the registration rights agreement, which we refer to as registrable securities, have the right to demand that we file a registration statement under the Securities Act on Form S-1 or any similar long-form registration covering their registrable securities. However, we are not obligated to file a long-form registration statement on more than three occasions upon the request of our stockholders.

•	Short-Form Registrations. Stockholders holding at least 10% of the then outstanding registrable securities have the right to demand that we file a registration statement on Form S-3 or any similar short-form registration covering their registrable securities, provided that such short-form registration is then available to us under applicable law. Such stockholders are entitled to request an unlimited number of short-form registrations.

If our board of directors believes in its reasonable good faith that any demand registration would require premature disclosure of a proposal or plan that we intend to undertake, and such disclosure would have a material adverse effect on us, then we may delay the registration once in any twelve month period for up to

90 days. Moreover, if the demand registration is an underwritten offering, we may reduce the number of shares of our registrable securities to be registered upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered.

Under the piggyback registration provisions, if we propose to register any securities under the Securities Act, other than pursuant to a demand registration, and the registration form to be used may be used for the registration of registrable securities, stockholders holding such registrable securities have the right to include their shares in the registration statement. However, if the registration is an underwritten offering, we may reduce the number of shares to be registered under the piggyback registration provisions upon the advice of the underwriters that such offering exceeds the number of securities that can be sold in an orderly manner within an acceptable price range. If shares of our stock requested to be included in a registration must be excluded pursuant to the underwriters’ advice, we will generally register a pro rata portion of the shares requested to be registered under the piggyback registration provisions. The piggyback registration rights granted under the registration rights agreement have no expiration date. All of these piggyback registration rights have been waived in connection with the filing of the registration statement of which this prospectus is a part.

Expenses of Registration.  We will generally pay all registration expenses in connection with the demand and piggyback registrations described above, including all registration and filing fees, expenses and fees of compliance with securities laws, and fees and disbursements of all counsel, independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by us. We will also pay the reasonable fees and disbursements of one counsel chosen by the selling stockholders in each demand or piggyback registration.

Transferability.  The demand and piggyback registration rights described above are generally transferable to any subsequent holder of registrable securities.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our audit committee has appointed the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending December 31, 2010 and the board of directors recommends the stockholders vote for ratification of that appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended December 31, 2009 and has been our independent auditor since 2003.

The audit committee appoints our independent auditors annually and the board of directors subsequently requests ratification of such appointment by the stockholders at the Company’s annual meeting. The audit committee reviews and approves in advance the scope of the audit, the types of non-audit services that we will need and the estimated fees for the coming year. The audit committee also reviews and approves any non-audit services provided by our independent auditors to ensure that any such services will not impair the independence of the auditors. To the extent that our management believes that a new service or the expansion of a current service provided by our accountants is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

Before making its selection, the audit committee carefully considered Deloitte & Touche LLP’s qualifications as independent auditors, which included a review of Deloitte & Touche LLP’s performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee expressed its satisfaction with Deloitte & Touche LLP in these respects.

Stockholder ratification of the audit committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors is not required by law, the Company’s bylaws or otherwise. However, the board of directors is submitting the audit committee’s selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE APPROVAL
OF THIS PROPOSAL NO. 2

Independent Registered Public Accounting Firm

Deloitte & Touche LLP served as our independent auditors for the fiscal years ended December 31, 2000 through December 31, 2009 and has been selected by the audit committee to continue for the fiscal year ending December 31, 2010. A representative of Deloitte & Touche LLP will be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.

The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in fiscal years 2008 and 2009. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during the years ended December 31, 2008 or 2009.

	Fiscal Year 2009		Fiscal Year 2008

Audit Fees	$349,670	(1)	$221,057
Audit-Related Fees	$—		$72,747
Tax Fees	$6,000		$19,500
All Other Fees	—		$1,500

Total Fees	$355,670		$314,804

(1)	The 2009 audit fees include $39,910 of audit fees associated with our October 2009 underwritten public offering of 5,405,000 shares of Common Stock.

All work performed by Deloitte & Touche LLP as described above has been approved by the audit committee prior to Deloitte & Touche LLP’s engagement to perform such service. The audit committee pre-approves on an annual basis the audit, audit-related, tax and other services to be rendered by Deloitte & Touche LLP based on historical information and anticipated requirements for the following fiscal year. To the extent that our management believes that a new service or the expansion of a current service provided by Deloitte & Touche LLP is necessary, such new or expanded service is presented to the audit committee or one of its members for review and approval.

AUDIT COMMITTEE REPORT

The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

The members of the Audit Committee have been appointed by the board of directors. The Audit Committee is governed by a charter, which has been approved and adopted by the board of directors and which will be reviewed and reassessed annually by the Audit Committee. Each member of the Audit Committee is an independent director under applicable Exchange Act rules and regulations.

The Audit Committee assists the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company’s auditing, accounting and financial reporting processes.

In this context, the audit committee hereby reports as follows:

1. We have reviewed and discussed the audited financial statements as of and for the year ended December 31, 2009 with management and the Company’s independent registered public accounting firm.

2. The Audit Committee discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company; and

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

Nanosphere, Inc. Audit Committee

Lorin J. Randall (Chair)
André de Bruin
Sheli Z. Rosenberg

Annual Report and Financial Statements

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2009, including audited financial statements, accompanies this notice of annual meeting and proxy statement. No portion of the annual report on Form 10-K is incorporated herein or is considered to be proxy-soliciting material.

We will provide without charge additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to any stockholder upon written request.  Requests should be directed to Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr. In addition, copies of all of our filings with the SEC can be found on our website at http://www.nanosphere.us in the “Investor Relations/Media” section under the heading “SEC Filings.”

Solicitation of Proxies

Our officers, directors and employees may solicit proxies from stockholders. We pay no additional compensation to our officers, directors or employees for such solicitation. Solicitations may be made personally, or by mail, facsimile or other electronic means, telephone, or messenger. We may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nanosphere stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, Nanosphere, Inc., 4088 Commercial Avenue, Northbrook, Illinois 60062 or (3) contact J. Roger Moody, Jr., at (847) 400-9000. Upon a written or oral request to the address or telephone number above, Nanosphere will promptly deliver a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The board does not intend to bring any other business before the meeting, and the board is not currently aware of any other matters to be voted on at the annual meeting except as disclosed in the notice of annual meeting of stockholders. However, if any other matters are properly presented at the annual meeting, those proxies granting such authority will be voted in respect thereof in accordance with the judgment of stockholders’ your proxy (one of the individuals named on your proxy card).

Stockholder Proposals for Next Annual Meeting

Any proposals of stockholders intended to be included in the proxy statement for the annual meeting relating to Nanosphere’s 2010 fiscal year pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than December 21, 2010 and must otherwise comply with applicable requirements and laws. However, if Nanosphere changes the date of the 2011 annual meeting of stockholders by more than 30 days from the anniversary of the date of the Annual Meeting (i.e., May 25, 2011), then stockholders will have a reasonable time before Nanosphere begins to print and mail its proxy materials for the 2011 annual meeting of stockholders to submit a proposal pursuant to Rule 14a-8. All notices or proposals, whether or not to be included in our proxy materials, must be sent to our principal executive offices at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: J. Roger Moody, Jr.

If a stockholder intends to submit a proposal at Nanosphere’s annual meeting relating to its 2010 fiscal year, which proposal is not intended to be included in Nanosphere’s proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Secretary of Nanosphere at the address in the preceding paragraph not later than February 24, 2011 and no earlier than January 25, 2011.

Stockholders may contact Nanosphere’s Secretary for requirements for making stockholder proposals and nominating director candidates.

Stockholders are urged to complete, sign, date and mail the proxy in the enclosed envelope, postage for which has been provided for mailing in the United States. Your prompt response is appreciated.

ANNUAL MEETING OF STOCKHOLDERS OF
NANOSPHERE, INC.
May 25, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 25
THIS PROXY STATEMENT AND THE COMPANY’S 2009 ANNUAL REPORT TO SHAREHOLDERS
ARE AVAILABLE AT http://ir.nanosphere.us/phoenix.zhtml?c=214748&p=irol-irhome.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20830000000000000000 4	052510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

						FOR	AGAINST	ABSTAIN
Proposal No. 1 - Election of Directors The board of directors recommends a vote FOR the listed nominees.					Proposal No. 2 - to ratify the audit committee’s selection of Deloitte & Touche LLP as Nanosphere’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	William P. Moffitt III
		¡	Mark Slezak		Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Jeffrey R. Crisan André de Bruin
		¡	Chad A. Mirkin, Ph.D.
☐	FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡	James J. Nahirny Lorin J. Randall Sheli Z. Rosenberg
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF NANOSPHERE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, IN ACCORDANCE WITH THE JUDGMENT OF YOUR PROXIES.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET
NANOSPHERE, INC.
ANNUAL MEETING
     Please tear off this Admission Ticket. If you plan to attend the annual meeting of stockholders, you will need this ticket to gain entrance to the meeting.
     The annual meeting of stockholders will be held at the following address: The Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015 at 9:00 a.m. (Central Daylight Time) on May 25, 2010. You must present this ticket to gain admission to the meeting. You should send in your proxy even if you plan to attend the meeting.
0
NANOSPHERE, INC.
ANNUAL MEETING PROXY CARD
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NANOSPHERE, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010
     The undersigned hereby appoints William P. Moffitt III and J. Roger Moody, Jr. and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote as provided on the other side, all the shares of Nanosphere, Inc. (“Nanosphere”) common stock that the undersigned is entitled to vote at Nanosphere’s Annual Meeting of Stockholders on May 25, 2010, at 9:00 a.m. (Central Daylight Time) at The Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)
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